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                                    EXHIBIT 11

                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                               PAB BANKSHARES, INC.
                               --------------------

                                                          SIX MONTHS ENDED
                                                              JUNE 30,
                                                      -------------------------
                                                         1998           1997
                                                      ----------     ----------

   Basic Earnings Per Share:
   -------------------------
    Average shares outstanding                         7,370,894      7,350,489
                                                      ==========     ==========

   Diluted Earnings Per Share:
   ---------------------------
    Average shares outstanding                         7,370,894      7,350,489
                                                      ----------     ----------
    Average options outstanding:
      With exercise price of $12.50                      144,000        144,000
      With exercise price of $20.125                     131,500        131,500
      With exercise price of $24.125                      46,500            -0-
      With exercise price of $21.625                       3,000            -0-
                                                      ----------     ----------
    Proceeds from assumed exercise of options
      outstanding                                     $5,633,126      4,446,438
    Average market price per share during the period  $    25.40          21.75
                                                      ----------     ----------
    Assumed shares repurchased                           221,792        204,398
                                                      ----------     ----------

    Common stock equivalents of options outstanding      103,208         71,102
                                                      ----------     ----------

    Average shares outstanding                         7,474,102      7,421,591
                                                      ==========     ==========

   Earnings Per Share:
   -------------------
    Net Income                                        $3,036,156      2,708,585
                                                      ==========     ==========

    Basic Earnings Per Share                          $      .41            .37
                                                      ==========     ==========

    Diluted Earnings Per Share                        $      .41            .36
                                                      ==========     ==========